                                   FORM 8-K/A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934



         Date of Report (Date of earliest event reported) April 12, 2000
                                                          ---------------

                            BUFFALO CAPITAL VIII, LTD
             (Exact name of Registrant as specified in its charter)



       Colorado                       0-23873                   84-1434321
       --------                       -------                  -----------
(State or other jurisdiction        (Commission               (I.R.S. Employer
of incorporation or organization)   File Number)             Identification No.)


                        36 West 25th Street, Second Floor
                            New York, New York 10010
                            ------------------------
              (Address of principal executive offices and Zip Code)



                                 (212) 414-2700
                                 --------------
               (Registrant's telephone number including area code)

                                   FORM 8-K/A
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to Buffalo Capital VIII, Ltd. and its subsidiary.

Item 1.  Changes in Control of Registrant.

         We completed our acquisition of 100% of the issued and outstanding common shares of Momentum Productions, Inc., a private New York company
         (MPI), in exchange for approximately 82.9% of our ownership. In contemplation of this transaction, we returned 9,470,000 common shares to authorized but unissued and cancelled our Class A and Class B warrants. We issued a total of 9,120,000 new shares to the shareholders of MPI. As a result of this transaction, there will be approximately 11,000,000 common shares issued and outstanding.

         MPI, our wholly-owned subsidiary is engaged in the development of a vertically integrated entertainment organization including, but not limited to, theater management, and development, production and promotion of theatrical and ancillary rights for musicals, plays and films.

         Safe Harbor Statement

         Investors should carefully consider the preceding information, as well as other information contained herein before making an investment in the common stock of the Registrant. Information included herein contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "may," "should," or "anticipates," or the negative thereof or given that the future results covered by such forward-looking statements will be achieved. The preceding matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results covered in such forward- looking statements. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.

Item 2.  Acquisition or Disposition of Assets.

         See Item 1 above.

Item 3.  Bankruptcy or Receivership.

         Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant.

         Not Applicable

Item 5.   Other Events
          MPI's Off-Broadway play "Dinner With Friends" has been awarded this year's Pulitzer Prize for Best Drama.

Item 6.   Resignation of Registrant's Directors.
          All of the prior officers and directors have resigned as a part of this acquisition. The persons named below have been elected to the office or offices set forth opposite his name, to fill vacancies and serve until his successor is duly elected and shall qualify:

                NAME                    OFFICE
                ----                    ------
                Mitchell Maxwell        Chairman of the Board
                Mark Balsam             President and Chief Executive
                Victoria Maxwell        Vice President
                Anthony R. Russo        Vice President and Secretary-Treasurer


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits. See Attached Pro-Forma Financial Information
          See Attached Financial Statements.
          See Attached Agreement for Share Exchange.

Item 8.   Change in Fiscal Year.
          Not Applicable

Item 9.   Sales of Equity Securities Pursuant to Regulation S.
          Not Applicable

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                       BUFFALO CAPITAL VIII, LTD


Dated: April 12, 2000                       By: /s/ Mark Balsam
                                                --------------------------------
                                            President and Chief Executive

                           BUFFALO CAPITAL VIII, LTD.
                      PRO-FORMA CONSOLIDATED BALANCE SHEETS
                                DECEMBER 31, 1999
                                   (UNAUDITED)

                                    As Previously Reported
                                   ---------------------------
                                   Buffalo        Momentum                      Pro-Forma
                                   Capital        Productions,    Pro-Forma     Consolidated
                                   VIII, Ltd.     Inc.            Adjustments   Totals
                                   ----------     ------------    -----------   ------------

ASSETS -
     Current Assets:
         Cash                       $    611      $     12        $     --      $    623
         Accounts receivable              --         5,070              --         5,070
         Loan receivable                  --        60,000              --        60,000
         Prepaid expenses                 --        10,000              --        10,000
                                    --------      --------        --------      --------
          Total current assets           611        75,082              --        75,693
     Investments                          --        34,813              --        34,813
                                    --------      --------        --------      --------
          Total assets              $    611      $109,895        $     --      $110,506
                                    ========      ========        ========      ========


LIABILITIES AND STOCK-
HOLDERS' EQUITY (DEFICIT) -
     Loans payable                  $     --      $ 74,000        $     --      $ 74,000
     Accounts payable and
      Accrued expenses                   644        19,167              --        19,811
     Loan payable-stockholder             --         8,850              --         8,850
                                    --------      --------        --------      --------
          Total liabilities              644       102,017              --       102,661
                                    --------      --------        --------      --------

     Preferred stock                      --            --              --            --
     Common stock                     28,900             4         (28,893)(a)        11
     Additional paid in capital       10,726            --         (10,726)(a)        --
     Retained earnings(deficit)      (39,659)        7,874          39,619 (a)     7,834
                                    --------      --------        --------      --------
          Total equity
          (deficit)                      (33)        7,878              --         7,845
                                    --------      --------        --------      --------
          Total liabilities
          and stockholders'
          equity (deficit)          $    611      $109,895        $     --      $110,506
                                    ========      ========        ========      ========



The accompanying notes are an integral part of the pro-forma consolidated financial statements.

                           BUFFALO CAPITAL VIII, LTD.
               PRO-FORMA CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                          YEAR ENDED DECEMBER 31, 1999
                                   (UNAUDITED)

                                As Previously Reported
                            ------------------------------
                            Buffalo           Momentum                      Pro-Forma
                            Capital           Productions,    Pro-Forma     Consolidated
                            VIII, Ltd.        Inc.            Adjustments   Totals
                            ------------      ------------    -----------   ------------

Revenue                     $         --      $50,159         $     --      $     50,159
                            ------------      -------         --------      ------------

Expenses:
     General and
      Administrative              10,692       30,285               --            40,977
     Loss on investment               --       12,000               --            12,000
                            ------------      -------         --------      ------------
                                  10,692       42,285               --            52,977
                            ------------      -------         --------      ------------

Net Income (Loss)           $    (10,692)     $ 7,874         $     --      $     (2,818)
                            ============      =======         ========      ============


Net Income (Loss)
  Per Share                 $         --      $    --         $     --      $         --
                            ============      =======         ========      ============

Weighted Average
  Number of Shares
  Outstanding                 11,350,000          N/A      (b)(350,000)       11,000,000
                            ============      =======         ========      ============


----------

Notes to Pro-Forma Adjustments:

    (a) Reflects cancellation and return to authorized but unissued of 9,470,000 common shares and a total of 1,020,000 Class A and 510,000 Class B warrants in connection with the issuance of 9,120,000 common shares in exchange for the acquisition by the Company of 100% of the outstanding shares of Momentum Productions, Inc during March, 2000.

    (b) Weighted average number of shares outstanding of 11,350,000 has been reduced by the 9,470,000 common shares cancelled and returned to authorized but unissued, and increased by the 9,120,000 shares issued to acquire 100% of the outstanding stock of Momentum Productions, Inc. as if both occurred at the beginning of the period.

                           MOMENTUM PRODUCTIONS, INC.

                              FINANCIAL STATEMENTS

                          INCEPTION (FEBRUARY 23, 1999)
                              TO DECEMBER 31, 1999

                           MOMENTUM PRODUCTIONS, INC.

                              FINANCIAL STATEMENTS

               INCEPTION (FEBRUARY 23, 1999) TO DECEMBER 31, 1999

               --------------------------------------------------

                                    CONTENTS

                                    --------

                                                      PAGE
                                                      ----

Independent auditors' report                            1

Financial statements:

   Balance sheet                                        2

   Statement of income and retained earnings            3

   Statement of cash flows                              4

   Notes to financial statements                       5-7

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Momentum Productions, Inc.
36 West 25th Street
New York, New York  10001

We have audited the accompanying balance sheet of Momentum Productions, Inc. (an "S corporation") as of December 31, 1999 and the related statements of income and retained earnings and cash flows for the period inception (February 23, 1999) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Momentum Productions, Inc. as of December 31, 1999, and the results of its operations and cash flows for the period inception (February 23, 1999) through December 31, 1999, in conformity with generally accepted accounting principles.

MARDEN, HARRISON & KREUTER
Certified Public Accountants, P.C.



White Plains, New York
February 29, 2000, except for Note 9,
   as to which the date is March 22, 2000.

                           MOMENTUM PRODUCTIONS, INC.

                                  BALANCE SHEET

                                DECEMBER 31, 1999

                                -----------------


ASSETS

Current assets:
   Cash                                                        $     12
   Accounts receivable                                            5,070
   Loan receivable - related party                               60,000
   Prepaid expenses                                              10,000
                                                               --------

                Total current assets                             75,082

Investments                                                      34,813
                                                               --------

                Total assets                                   $109,895
                                                               ========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Loans payable                                               $ 74,000
   Accounts payable and accrued expenses                         19,167
   Loans payable - stockholder                                    8,850
                                                               --------

                Total current liabilities                       102,017
                                                               --------

Stockholders' equity:
   Common stock, no par value; 200 shares authorized
     100 shares issued and outstanding                                4
   Retained earnings                                              7,874
                                                               --------

                Total stockholders' equity                        7,878
                                                               --------

                Total liabilities and stockholders' equity     $109,895
                                                               ========


                       See notes to financial statements.

                           MOMENTUM PRODUCTIONS, INC.

                    STATEMENT OF INCOME AND RETAINED EARNINGS

               INCEPTION (FEBRUARY 23, 1999) TO DECEMBER 31, 1999

               ---------------------------------------------------

Revenue                                          $ 50,159
General and administrative expenses                30,285
                                                 --------

Operating income                                   19,874
Loss on investment                                 12,000
                                                 --------

Net income                                          7,874
Retained earnings, beginning of period                 --
                                                 --------

Retained earnings, end of year                   $  7,874
                                                 ========


                       See notes to financial statements.

                           MOMENTUM PRODUCTIONS, INC.

                             STATEMENT OF CASH FLOWS

               INCEPTION (FEBRUARY 23, 1999) TO DECEMBER 31, 1999

               --------------------------------------------------

Cash provided by:
   Operating activities:
     Cash received from customers                      $    45,089
     Cash paid to suppliers                                 33,118
                                                       -----------

         Net cash provided by operating activities                     $    11,971

   Investing activities:
     Purchase of investments                               (34,813)
                                                       -----------

         Net cash used in investing activities                             (34,813)

   Financing activities:
     Proceeds from issuance of common stock                      4
     Proceeds from loan                                     14,000
     Advances from stockholder                               8,850
                                                       -----------

         Net cash provided by financing activities                          22,854
                                                                       -----------

Net increase in cash                                                            12

Cash, beginning of period                                                       --
                                                                       -----------

Cash, end of year                                                      $        12
                                                                       ===========

Reconciliation of net income to net cash provided by operating activities:

         Net income                                                    $     7,874

   Adjustments to reconcile net income to net cash provided by operating activities:

     Changes in assets (increase):
       Accounts receivable                             $    (5,070)
       Prepaid expenses                                    (10,000)

     Changes in liabilities increase:
       Accounts payable and accrued expenses                19,167
                                                       -----------

         Total adjustments                                                   4,097
                                                                       -----------

         Net cash provided by operating activities                     $    11,971
                                                                       ===========


SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITY:

During the year ended December 31, 1999, the Company assumed loans payable of $60,000 from an entity owned by one of the Company's executives in exchange for a loan receivable.


                       See notes to financial statements.

                           MOMENTUM PRODUCTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

               INCEPTION (FEBRUARY 23, 1999) TO DECEMBER 31, 1999

               --------------------------------------------------

(1)  ORGANIZATION:

     Momentum Productions, Inc. (the "Company") was incorporated on February 23, 1999 under the laws of the State of New York.

(2)  NATURE OF OPERATIONS:

     The Company is engaged in the development of a vertically integrated entertainment business including, but not limited to, theatre management and development, production and promotion of theatrical and ancillary rights for musicals, plays and films.

(3)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     (A) REVENUE RECOGNITION:

         Fees for management services rendered, including amounts in consideration for facilities provided, are recognized in the period earned. Royalties are recognized in the period to which they relate. Costs are recognized as incurred.

     (B) INVESTMENTS:

         The entertainment projects the Company invests in are generally financed through partnerships in which the Company will own a general and often a limited interest. The Company has interests in two such projects at December 31, 1999. These investments are recorded at the lower of cost or estimated realizable value.

     (C) USE OF ESTIMATES:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)  RELATED PARTY TRANSACTIONS:

     (A) RENTAL OF OFFICE:

         The Company rents its office facility on a month to month basis from an entity owned by one of its executives. Rent expense, which includes utilities and office expenses was $11,118. This amount is included in accounts payable and accrued expense at December 31, 1999. Beginning January 2000, the rental charges will be at a rate of $4,000 per month on a month to month basis.

     (B) LOANS PAYABLE - STOCKHOLDER:

         At December 31, 1999, the Company is indebted to a stockholder for loans amounting to $8,850. These loans are noninterest bearing and were repaid during January 2000.

                           MOMENTUM PRODUCTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

               INCEPTION (FEBRUARY 23, 1999) TO DECEMBER 31, 1999

               --------------------------------------------------

(4)  RELATED PARTY TRANSACTIONS - CONT'D:

     (C) MANAGEMENT FEES:

         At December 31, 1999, included in accounts payable and accrued expenses is $8,075 due to an entity owned by one of the Company's executives for services rendered in connection with the formation of the Company.

     (D) LOAN RECEIVABLE - RELATED PARTY:

         At December 31, 1999, the Company is owed $60,000 from an entity owned by one of the Company's executives. This loan is noninterest bearing with no stated maturity.

(5)  INVESTMENTS:

     The Company owns the following entertainment interests:

     Dinner With Friends, L.P.         $ 29,751
     Thunder Development, L.P.            5,062
                                       --------

                                       $ 34,813
                                       ========


     The Company has a general partner interest in Dinner With Friends, L.P. and Thunder Development, L.P. of 4.5% and 1.6%, respectively. These investments are recorded at the lower of cost or estimated realizable values. In addition, the Company has been assigned the rights to receive the general partner distributions, if any, relating to Spin, L.P.

     Loss on investments recognized for 1999 totaled $12,000 relating to an investment in a theatrical production.

(6)  INCOME TAXES:

     Momentum Productions, Inc. has elected and the stockholders have consented, under the applicable provisions of the Internal Revenue and New York State Franchise Tax Codes, to have the Corporation report its income for Federal Corporation and New York State Franchise tax purposes as an "S" corporation. The stockholders report their net taxable income or loss of the Company in their personal tax returns. Therefore, no provision is made for Federal Corporation or New York State Franchise taxes except for the New York tax on "S" corporations, when applicable.

(7)  LOANS PAYABLE:

     At December 31, 1999, the Company was indebted to three individuals for loans amounting to $74,000. One loan totalling $14,000 is noninterest bearing with no stated maturity. The other two loans of $30,000 each are payable to two individuals with interest accruing at 10% per annum. These loans mature at the earlier of June 2000 or at the time additional capital is raised by the Company.

                           MOMENTUM PRODUCTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONCLUDED)

               INCEPTION (FEBRUARY 23, 1999) TO DECEMBER 31, 1999

               --------------------------------------------------

(8)  CONCENTRATION RISKS:

     (A) CREDIT RISK:

         Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable.

         Accounts receivable are due from one customer within the entertainment industry. The Company does not generally require collateral.

     (B) CUSTOMERS:

         During 1999, the Company earned all of its revenue from a single customer, relating to fees and royalties from one theatrical production.

(9)  SUBSEQUENT EVENT:

     The Company completed a merger with Buffalo Capital VIII, Ltd. ("Buffalo") on March 22, 2000. Buffalo acquired 100% of the outstanding stock of the Company in exchange for approximately 82.9% of its outstanding stock. This merger will be accounted for as a reverse acquisition since the shareholders of the Company will have control of Buffalo after the merger.

                          AGREEMENT FOR SHARE EXCHANGE

         AGREEMENT FOR SHARE EXCHANGE ("AGREEMENT") dated as of March 15, 2000, by and among BUFFALO CAPITAL VIII, LTD., a Colorado corporation ("BUFF"), MOMENTUM PRODUCTIONS, INC., a New York corporation ("MPI") and the undersigned individuals or entities who are the shareholders of MPI ("Shareholders").

                                    RECITALS:

         WHEREAS, the Boards of Directors of BUFF and MPI have approved the acquisition by BUFF of 100% of the issued and outstanding shares of MPI solely in exchange for voting stock of BUFF pursuant to the terms and conditions hereinafter set forth (the "Exchange"); and

         WHEREAS, the parties desire to make certain representation, warranties and agreements in connection with the Exchange and also to prescribe various conditions to the Exchange.

         NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE I
                                  THE EXCHANGE

         1.1 THE EXCHANGE. At the Closing (as hereinafter defined), BUFF shall acquire an aggregate of 91.2 shares of Common Stock of MPI, which shares represent 100% of the issued and outstanding voting stock of MPI. Consideration to be issued by BUFF in exchange for the MPI shares shall be the issuance of 9,120,000 no par value shares of BUFF (the "Exchange Shares"). As a part of the Exchange and prior to the Closing (as defined below), BUFF will cause the cancellation and return to authorized but unissued shares of a total of 9,470,000 shares and a total of 1,020,000 Class A and 510,000 Class B Warrants. The Exchange shall take place upon the terms and conditions provided for in this Agreement and applicable state law. At the Closing, there shall be no more than a total of 11,000,000 shares of BUFF issued and outstanding. As a result of the Exchange, the Shareholders shall own approximately 82.9% of the Common Stock of BUFF issued and outstanding immediately following the Exchange. For Federal income tax purposes, it is intended that the Exchange shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). 1.2 CLOSING AND EFFECTIVE TIME. Subject to the provisions of this Agreement, the parties shall hold a closing (the "Closing") on (i) the first business day on which the last of the conditions set forth in
Article V to be fulfilled prior to the Closing is fulfilled or waived or (ii) such other date as the parties hereto may agree (the "Closing Date"), at such time and place as the parties hereto may agree. Such date shall be the date of Exchange (the "Effective Time"). As of the Effective Time, by virtue of the Exchange and without any action on the part of BUFF or MPI, each issued and outstanding share of capital stock of MPI which was issued and outstanding before the Exchange shall be converted into the right to receive 100,000 shares of Common Stock, no par value per share of BUFF with the result that after the effective time, MPI shall become a wholly owned subsidiary of BUFF. All such converted shares of MPI except one shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. BUFF shall own one share of MPI.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES OF BUFF. BUFF represents and warrants to MPI as follows:

         (a) ORGANIZATION, STANDING AND POWER. BUFF is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not have a material adverse affect on BUFF taken as a whole.

         (b) CAPITAL STRUCTURE. The authorized capital stock of BUFF consists of 100,000,000 shares of Common Stock, no par value per share and 10,000,000 shares of Preferred Stock, no par value per share. As of the close of business on December 31, 1999, 11,350,000 shares of BUFF Common Stock were outstanding; no shares of BUFF Common Stock were held by BUFF in its treasury, no shares of BUFF Preferred Stock were issued or outstanding, and a total of 1,020,000 Class A and 510,000 Class B Warrants were issued and outstanding. All outstanding shares of BUFF Common Stock are, and the Exchange Shares to be issued pursuant to this Agreement will be when issued pursuant to the terms of the resolution of the Board of Directors of BUFF approving such issuance, validly issued, fully paid and nonassessable and not subject to preemptive rights. All of the issued and outstanding shares of BUFF Common Stock were issued in compliance with all Federal and state securities laws. Except for the warrants described herein which are to be cancelled as a part of the Exchange, there are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from BUFF at any time, or upon the happening of any stated event, any shares of the capital stock of BUFF, whether or not presently issued or outstanding.


         (c) CERTIFICATE OF INCORPORATION, BY-LAWS, AND MINUTE BOOKS. The copies of the Articles of Incorporation and of the By-Laws of BUFF which have been delivered to MPI are true, correct and complete copies thereof. The minute books of BUFF which have been made available for inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of BUFF since the respective dates of incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

         (d) AUTHORITY. BUFF has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Director of BUFF. No other corporate or shareholder proceedings on the part of BUFF are necessary to authorize the Exchange, or the other transactions contemplated hereby.

         (e) CONFLICT WITH OTHER AGREEMENTS; APPROVALS. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to any provision of the Articles of Incorporation or By-laws or any organizational document of BUFF or, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BUFF which Violation would have a material adverse effect on BUFF taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required by or with respect to BUFF in connection with the execution and delivery of this Agreement by BUFF or the consummation by BUFF of the transactions contemplated hereby, the failure to obtain which would have a material adverse effect on BUFF, taken as a whole, except for (i) the filing of such documents with, and the obtaining of such orders from, the Securities and Exchange Commission (the "SEC"), and the various state authorities, if applicable.

         (f) SEC DOCUMENTS. BUFF has furnished MPI with a true and complete copy of each report, schedule and registration statement filed by BUFF with the SEC since March 4, 1998 (including, but not limited to, as such documents as have since the time of their filing been amended, all collectively known as the "BUFF SEC Documents") and since that date BUFF has filed with the SEC all documents required to be filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of their respective dates, the BUFF SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such BUFF SEC Documents, and none of the BUFF SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of BUFF included in the BUFF SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, are accurate, complete and in accordance with the books and records of BUFF, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB of the
         SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of BUFF as at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

         (g) BOOKS AND RECORDS. BUFF has made and will make available for inspection by MPI upon reasonable request all the books of BUFF relating to the business of BUFF. Such books of BUFF have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to MPI by BUFF are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

         (h) COMPLIANCE WITH LAWS. BUFF is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

         (i) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the BUFF SEC Documents filed prior to the date of this Agreement (including, but not limited to the audited financial statements for the fiscal year ended December 31, 1999, hereinafter known as the BUFF 1999 Financials) or except as contemplated by this Agreement or except as set forth on Schedule 2.1(i), since the date of the BUFF 1999 Financials and continuing through the date of Closing of the Exchange, BUFF has conducted its business only in the ordinary course, and, as of the date of this Agreement, there has not been (i) any material adverse change, alone or in the aggregate, in the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of BUFF; or (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of BUFF's capital stock.

         (j) LIABILITIES AND OBLIGATIONS. BUFF does not have any material liabilities or obligations (direct or indirect, contingent or otherwise) except (i) liabilities that are reflected and reserved against on the balance sheet of BUFF and the related statements of income, cash flows and changes in shareholder's equity as of and for the period ended December 31, 1999 that have not been paid or discharged since the date thereof and (ii) liabilities incurred since December 31, 1999 and continuing through the date of Closing of the Exchange, in the ordinary course of business consistent with past practice and in accordance with this Agreement.

         (k) LITIGATION. There is no suit, action or proceeding pending, or, to the knowledge of BUFF, threatened against or affecting BUFF which is reasonably likely to have a material adverse effect on BUFF, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against BUFF having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

         (l) TAXES. BUFF has filed or will file within the time prescribed by law and (including extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service and with all other jurisdictions where such filing is required by law or where the failure to file would have a material adverse effect on BUFF; and BUFF has paid, or has made adequate provision in the BUFF 1999 Financials for the payment of all taxes, interest, penalties, assessments or deficiencies shown due and payable on, and with respect to all periods ending prior to December 31, 1999. Subsequent to that date and continuing through the date of Closing of the Exchange, BUFF knows of (i) no other tax returns or reports which are required to be filed which have not been so filed or where the failure to file would have a material adverse effect on BUFF and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis therefor.

         (m) ASSETS. BUFF has good and marketable title to all its real and personal properties and assets reflected in the BUFF 1999 Financials free and clear of all mortgages, liens, pledges, charges or encumbrances or other third party interests of any nature whatsoever, except (i) as otherwise disclosed in the BUFF 1999 Financials, (ii) the lien of current taxes not yet due and payable, (iii) properties, interests, and assets disposed of by BUFF since December 31, 1999 solely in the ordinary course of business consistent with past practice or as disclosed in Schedule 2.1(m) and (iv) such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the properties subject thereto.

         (n) CONTRACTS. All written or oral contracts, agreements, loan agreements, leases, mortgages or commitments ("Contracts"), excluding Contracts involving payments of less than $10,000 over the term thereof, to which BUFF is a party or may be bound and which cannot be terminated by BUFF without penalty within 30 days after written notice are listed on Schedule 2.1(n). Except as described in
         Schedule 2.1(n) hereto, all Contracts are valid and in full force and effect on the date hereof, and BUFF has not violated any provision of, or committed or failed to perform any act which with notice, lapse of time or both would constitute a default under the provisions of, any Contract, the termination or violation of which might have a materially adverse effect upon the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of BUFF. True and complete copies of all Contracts, together with all amendments thereto, disclosed in Schedule 2.1(n) have been delivered to MPI or made available for inspection. Schedule 2.1(n) identifies all Contracts which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation and performance of the transactions contemplated hereby.

         (o) BENEFIT PLANS. Schedule 2.1(o) hereto lists all employee benefit plans, contracts, agreements or arrangements sponsored, maintained or contributed to by BUFF (collectively, the "BUFF Employee Benefit Plans"). BUFF has not incurred any obligation to contribute any material amount to any multi-employer plan, as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); BUFF has not incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA, and each BUFF Employee Benefit Plan is in compliance with all applicable laws and regulations in all material respects.

         (p) LICENSES, PERMITS; INTELLECTUAL PROPERTY (i) BUFF owns or possesses in the operation of its business all material franchises, licenses, permits, consents, approvals, rights, waivers and other authorizations, governmental or otherwise ("Authorization"), which are necessary for it to conduct its business as now conducted. BUFF is not in material default, and has not received any notice of any claim of default, with respect to any such Authorization or any notice of any other claim or proceeding or threatened proceeding relating to any such Authorization or claimed lack of any necessary Authorization. Except as described in
         Schedule 2.1(p), neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such Authorization.

         (ii) BUFF does not hold or use any patents or use any trade names, trademarks, or servicemarks.

         (q) TRANSACTIONS AND AFFILIATES. Except as described in Schedule 2.1(q) or the BUFF SEC Documents, no director or officer of BUFF or any member of his or her immediate family, is a party to any Contract or other business arrangement or relationship of any kind with BUFF or any BUFF Entity or, except for the ownership of not more than 1% of the stock of a company having a class of securities registered pursuant to the Exchange Act, has an ownership interest in any business, corporate or otherwise, which is a party to, or in any property which is the subject of, business arrangements or relationships of any kind with BUFF.

         (r) BROKERAGE. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Exchange based upon arrangements made by or on behalf of BUFF.

         2.2 REPRESENTATIONS AND WARRANTIES OF MPI. MPI and the Shareholders represent and warrant to BUFF as follows:

         a) ORGANIZATION, STANDING AND POWER. (i) MPI is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdiction where the failure so to qualify would not have a material adverse effect on MPI and related entities (as hereinafter defined) taken as a whole.

         (i) All shares of capital stock or ownership interests of each association, partnership, joint venture, limited liability company or other entity in which MPI has an interest, either of record, beneficially or equitably, held by MPI have been duly authorized, are fully paid and nonassessable, and, are lawfully owned of record and beneficially by MPI or a related entity free and clear of all pledges, liens, claims, security interests and other charges or defects in title of any nature whatsoever.

         (iii) Each entity related to MPI is duly organized, validly existing, in good standing and qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not have a material adverse effect on MPI taken as a whole.

         (b) CAPITAL STRUCTURE. The authorized capital stock of MPI consists of 200 shares of Common Stock, no par value. As of the date of this Agreement, 91.2 shares of MPI Common Stock were outstanding and no shares of MPI Common Stock were held by MPI in treasury. All outstanding shares of MPI Common Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights or other restrictions on transfer. All of the issued and outstanding shares of MPI Common Stock were issued in compliance with all Federal and state Securities Laws. There are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from MPI at any time, or upon the happening of any stated event, any shares of the capital stock of MPI or any Related entity, whether or not presently issued or outstanding.

         (iii) CERTIFICATE OF INCORPORATION, BY-LAWS AND MINUTE BOOKS. The copies of the Certificate of Incorporation and of the By-Laws of MPI which have been delivered to BUFF are true, correct and complete copies thereof. The minute books of MPI and each Related entity which have been made available for inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of MPI since the respective dates of incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

         (d) AUTHORITY. MPI has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of MPI, and no other corporate or shareholder proceedings on the part of MPI are necessary to authorize the Exchange and the other transactions contemplated hereby except approval of remaining Shareholders of MPI. This Agreement has been duly executed and delivered by MPI and constitutes a valid and binding obligation of MPI enforceable in accordance with its terms.

         (e) CONFLICT WITH AGREEMENTS; APPROVALS. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any Violation pursuant to any provision of the Certificate of Incorporation or By-laws of MPI, except as set forth in any schedule hereto, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to MPI, or any Related entity or their respective properties or assets which Violation would have a material adverse effect on MPI and related entities taken as a whole. Except as set forth in any schedule hereto, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to MPI in connection with the execution and delivery of this Agreement by MPI, or the consummation by MPI of the transactions contemplated hereby, the failure to obtain which would have a material adverse effect on MPI.

         (f) FINANCIAL STATEMENTS. MPI has furnished BUFF with unaudited consolidated balance sheets from inception (February 23, 1999 through December 31, 1999) and statements of income, cash flow and shareholders equity for the period then ended (the "MPI Financial Statements"). MPI has also furnished unaudited consolidated financial statements for the period ended December 31, 1999 (the "1999 MPI Financial Statements"). The MPI Financials Statements are substantially complete and correct in all material respects and fairly present in all material respects the financial condition and results of the operations of MPI and the changes in its financial position at such dates and for such periods and show all material liabilities, absolute or contingent of MPI.

         (g) BOOKS AND RECORDS. MPI has made and will make available for inspection by BUFF upon reasonable request all the books of account, relating to the business of MPI and related entities. Such books of account of MPI and related entities have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to BUFF by MPI are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

         (h) COMPLIANCE WITH LAWS. MPI and related entities are and have been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

         (i) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the MPI Financial Statements or except as contemplated by this Agreement, or as set forth in any schedule hereto, since the date of the 1999 MPI Financial Statements, MPI has conducted its business only in the ordinary course, and, as of the date of this Agreement, there has not been (i) any material adverse change, alone or in the aggregate, in the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects; or (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of MPI's capital stock.

         (j) ACCOUNTS RECEIVABLE. The accounts receivable appearing on the 1999 MPI Balance Sheet and all accounts receivable created since that date represent valid obligations (subject to the effects of bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally) owing to MPI.

         (k) INVENTORY. MPI has no inventory.

         (l) LIABILITIES AND OBLIGATIONS. None of MPI or related entities have any material liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities that are reflected and reserved against on the 1999 MPI Financial Statements that have not been paid or discharged since the date thereof and (ii) liabilities incurred since the 1999 MPI Financial Statements in the ordinary course of business consistent with past practice and in accordance with this Agreement.

         (m) LITIGATION. Except as disclosed in any schedule hereto, there is no suit, action or proceeding pending, or, to the knowledge of MPI or MPI, threatened against or affecting MPI which is reasonably likely to have a material adverse effect on MPI, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against MPI having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

         (n) TAXES. Each of MPI and related entities has filed or will file within the time prescribed by law (including extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the United
         States Internal Revenue Service and with all other jurisdictions where such filing is required by law; and MPI and related entities have paid, or have made adequate provision in the 1999 MPI Financial Statements for the payment of all taxes, interest, penalties, assessments or deficiencies due and payable on, and with respect to such periods, MPI knows of (i) no other tax returns or reports which are required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis therefor.

         (o) ASSETS. Except as described in any schedule hereto, MPI and its related entities have good and marketable title to all their real and personal properties and assets reflected in the 1999 MPI Financial Statements free and clear of all mortgages, liens, pledges, charges or encumbrances or other third party interests of any nature whatsoever, except (i) the lien of current taxes not yet due and payable, (ii) properties, interests, and assets disposed of by MPI or any related entity since the 1999 MPI Financial Statements solely in the ordinary course of business consistent with past practice and (iii) such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the properties subject thereto.

         (p) CONTRACTS. All Contracts, excluding purchase or sales orders placed in the ordinary course of business and other Contracts involving payments of less than $10,000 over the term thereof, to which MPI or any related entity is a party or may be bound and which cannot be terminated by MPI or any related entity without penalty within 30 days after written notice are listed in a schedule hereto. Except as described in any schedule hereto, all Contracts are valid and in full force and effect on the date hereof, and neither MPI nor any related entity has violated any provision of, or committed or failed to perform any act which with notice, lapse of time or both would constitute a default under the provisions of, any Contract, the termination or violation of which might have a materially adverse effect upon the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of MPI or any related entity. True and complete copies of all Contracts, together with all amendments thereto have been delivered to BUFF or made available for inspection.

         (q) RESERVED.

         (r) LICENSES, PERMITS; INTELLECTUAL PROPERTY. (i) MPI and each related entity owns or possesses in the operation of their business all material Authorizations which are necessary for them to conduct their business as now conducted. Neither MPI nor any related entity is in material default, or has received any notice of any claim of default, with respect to any such Authorization or any notice of any other claim or proceeding or threatened proceeding relating to any such Authorization or claimed lack of any necessary Authorization. Except as described in any schedule hereto, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such Authorization.

         (ii) With respect to domestic and foreign patents, patent applications, patent licenses, software, corporate or other names, trade names, trademarks, service marks, trademark registrations and applications, service mark registrations and applications, copyright registrations and applications licensed or owned by MPI or any related Entities, (collectively the "Intellectual Property"), MPI and related entities own the entire right, title and interest in and to the Intellectual Property and each item constituting part of the Intellectual Property has been, to the extent as may be required, duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other government entity, domestic or foreign, and, to the knowledge of MPI, such registrations, filings and issuances remain in full force and effect and there are no pending proceedings or litigation or other adverse claims made in writing affecting or with respect to the Intellectual Property.

         (s) ENVIRONMENTAL MATTERS. MPI and related entities are in compliance with all environmental laws and except as disclosed in any schedule hereto, neither has any knowledge of any existing or potential claim ;

         (t) BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Exchange based upon arrangements made by or on behalf of MPI or any related entity.


                                   ARTICLE III
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         3.1 COVENANTS OF MPI AND BUFF. During the period from the date of this Agreement and continuing until the Effective Time, MPI and BUFF each agree as to itself and its related entities and subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing):

         (a) ORDINARY COURSE. Each party and their respective entities and subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

         (b) DIVIDENDS; CHANGES IN STOCK. No party shall, nor shall any party permit any of its subsidiaries to, nor shall any party propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of its capital stock.

         (c) ISSUANCE OF SECURITIES. No party shall, nor shall any party permit any of its subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities.

         (d) GOVERNING DOCUMENTS. No party shall amend or propose to amend its Certificate of Incorporation or By-laws.

         (e) NO SOLICITATIONS. No party shall, nor shall any party permit any of its related entities or subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its related entities or subsidiaries to, solicit or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any takeover proposal, or agree to or endorse any takeover proposal. Each party shall promptly advise the other orally and in writing of any such inquiries or proposals. As used in this Agreement, "takeover proposal" shall mean any tender or exchange offer, proposal for a Exchange, consolidation or other business combination involving a party hereto or any related entity or subsidiary of such party or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, such party or related entity or any of its subsidiaries other than the transactions contemplated by this Agreement.

         (f) NO ACQUISITIONS. No party shall, nor shall any party permit any of its related entities or subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets in each case which are material, individually or in the aggregate, to such party and related entities and its subsidiaries taken as a whole.

         (g) NO DISPOSITIONS. Except for the transfer of assets in the ordinary course of business consistent with prior practice, no party shall, nor shall any party permit any of its related entities or subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, which are material, individually or in the aggregate, to such party, its related entities and its subsidiaries taken as a whole.

         (h) INDEBTEDNESS. No party shall, nor shall any party permit any of its related entities or subsidiaries to, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or related entities or any of its subsidiaries or guarantee any debt securities of others other than in each case in the ordinary course of business consistent with prior practice.

         (i) COMPENSATION. No party shall grant any increase in the salary or other compensation of its officers or other employees or grant any bonus to any officer or other employee or enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any officer or other employee of such party.

         (j) NO NEW SEVERANCE. No party shall take any action to institute any new severance or termination pay practices with respect to any directors or officers or other employees of such party or to increase the benefits payable under its severance or termination pay practices.

         (k) BENEFIT PLANS. No party shall adopt or amend, in any respect, except as may be required by applicable law or regulation, any bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any directors or officers or other employees except as otherwise contemplated by this Agreement.

         3.2 OTHER ACTIONS. No party shall, nor shall any party permit any of its related entities subsidiaries to, take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the conditions to the Exchange set forth in Article V not being satisfied.

         3.3 ADVICE OF CHANGES; FILINGS. Each party shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on such party and its related entities and subsidiaries taken as a whole. Each party shall promptly provide the other (or its counsel) copies of all filings made by such party with any State or Federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby and thereby.

                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

         4.1 NAME CHANGE; LICENSE. It is contemplated by the parties that the corporate name of BUFF shall be changed contingent upon and subsequent to the Closing Date.

         4.2 SHAREHOLDER APPROVAL OF MPI. The Shareholders of MPI have previously agreed and approved the Exchange.

         4.3 RESTRICTED BUFF SHARES; REGISTRATION RIGHTS. (a) The Exchange Shares will not be registered under the Securities Act, but will be issued pursuant to an exemption from such registration requirements based upon representations and warranties made by the Shareholders. Accordingly, the Exchange Shares will constitute "restricted securities" for purposes of the Securities

Act and applicable state securities laws and Shareholders will not be able to transfer such Exchange Shares except upon compliance with the registration requirements of the Securities Act and applicable state securities laws or an exemption therefrom. The certificates evidencing the Exchange Shares shall contain a legend to the foregoing effect and the Shareholders shall deliver at Closing an Investment Letter in substantially the form of Exhibit 4.2 hereto acknowledging the fact that the Exchange Shares are restricted securities and agreeing to the foregoing transfer restrictions.

         4.4 ACCESS TO INFORMATION. Upon reasonable notice, BUFF and MPI shall each afford to the officers, employees, accountants, counsel and other representatives of the other and MPI, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of BUFF and MPI shall furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party.

         4.5 LEGAL CONDITIONS TO EXCHANGE. Each of BUFF and MPI will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Exchange and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their related entities or subsidiaries in connection with the Exchange. Each party will, and will cause its related entities or subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by BUFF or MPI or any of their related entities or subsidiaries in connection with the Exchange or the taking of any action contemplated thereby or by this Agreement.

         4.6 RESERVED.

         4.7 BUFF BOARD OF DIRECTORS AND OFFICERS. All of the officers and directors of BUFF shall resign as of the Closing Date and the following persons shall be appointed as directors of BUFF as of such date: Mitchell Maxwell, Anthony R. Russo, and Mark Balsam.

         4.8 EXPENSES. Subject to Section 6.2 and 7.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

         4.9 SUBSEQUENT SEC FILINGS. After the Closing Date, the following documents shall be filed by BUFF with the SEC and/or the National Association of Securities Dealers, Inc.:

         (a) Within the time required by the Rules of the Commission, file a current report on Form 8-K containing the information required in such rules of form;

         (b) Within seventy-five (75) days following the Closing Date, BUFF shall file under cover of Form 8-K, audited financial statements of MPI, proforma financial information and other disclosures as required by Form 8-K of the Exchange Act and Regulation S-B of the 1933 Act;

         (c) BUFF shall cause to be filed such other reports as may be required to be filed with the SEC or the Nasdaq Stock Market by Sections 13 or 15(d) of the Exchange Act or necessary to maintain listing of the Common Stock on Nasdaq.


                                    ARTICLE V
                              CONDITIONS PRECEDENT

         5.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE EXCHANGE. The respective obligation of each party to effect the Exchange shall be subject to the satisfaction prior to the Closing Date of the following conditions:

         (a) NECESSARY APPROVALS. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure to obtain which would have a material adverse effect on BUFF and its subsidiaries and related entities, taken as a whole, shall have been filed, occurred or been obtained. BUFF shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the Exchange Shares and to consummate the Exchange.

         (b) NASD OTCBB LISTING. BUFF shall continue to maintain its OTCBB listing.

         5.2 CONDITIONS OF OBLIGATIONS OF BUFF. The obligations of BUFF to effect the Exchange are subject to the satisfaction of the following conditions on or before the Closing Date unless waived by BUFF:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of MPI set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and BUFF shall have received a certificate signed on behalf of MPI by the President of MPI to such effect.

         (b) PERFORMANCE OF OBLIGATIONS OF MPI. MPI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior the

         Closing Date, and BUFF shall have received a certificate signed on behalf of MPI by the President to such effect.

         (c) CLOSING DOCUMENTS. BUFF shall have received such certificates and other closing documents as counsel for BUFF shall reasonably request.

         (d) CONSENTS. MPI shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of BUFF, individually or in the aggregate, have a material adverse effect on MPI and its subsidiaries and related entities taken as a whole upon the consummation of the transactions contemplated hereby. MPI shall also have received the approval of its shareholders in accordance with applicable law.

         (e) MPI REVIEW. BUFF shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of MPI and related entities and shall not have determined that any of the representations or warranties of MPI contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that MPI is otherwise in violation of any of the provisions of this Agreement.

         (f) PENDING LITIGATION. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of BUFF, made in good faith, would make the consummation of the Exchange imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against MPI, or any Related entity, the consequences of which, in the judgment of BUFF, could be materially adverse to MPI, or any Related entity.

         5.3 CONDITIONS OF OBLIGATIONS OF MPI. The obligation of MPI to effect the Exchange is subject to the satisfaction of the following conditions unless waived by MPI:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of BUFF set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, MPI shall have received a certificate signed on behalf of BUFF by the Chief Executive Officer to such effect.

         (b) PERFORMANCE OF OBLIGATIONS OF BUFF AND BUFF ACQUISITION. BUFF shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and MPI shall have received a certificate signed on behalf of BUFF by the Chief Executive Officer to such effect.

         (c) OPINION OF COUNSEL FOR BUFF. MPI shall have received an opinion dated the Closing Date of counsel for BUFF, in form and substance reasonably satisfactory to MPI and its counsel relating to such matters as are customarily delivered in connection with a Exchange transaction.

         (d) CLOSING DOCUMENTS. MPI shall have received such certificates and other closing documents as counsel for MPI shall reasonably request.

         (e) CONSENTS. BUFF shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of MPI, individually or in the aggregate, have a material adverse effect on BUFF and its subsidiaries and related entities, taken as a whole upon the consummation of the transactions contemplated hereby.

         (f) MPI REVIEW. MPI shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of BUFF and shall not have determined that any of the representations or warranties of BUFF contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that BUFF is otherwise in violation of any of the provisions of this Agreement.

         (g) PENDING LITIGATION. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of MPI, made in good faith, would make the consummation of the Exchange imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against BUFF or any BUFF Entity, the consequences of which, in the judgment of MPI, could be materially adverse to BUFF or any BUFF Entity.

         (h) NO CONVERTIBLE SECURITIES OUTSTANDING. BUFF shall have secured the cancellation, on terms and conditions reasonably satisfactory to MPI, of all outstanding common stock and stock purchase warrants, and no options, rights, convertible securities or other instruments exercisable for equity securities of BUFF shall be outstanding.

         (i) RESIGNATION OF DIRECTORS. Each director of BUFF shall have delivered his written resignation as a director of BUFF effective as of the Closing Date of the Exchange.

                                   ARTICLE VI
                                 INDEMNIFICATION

         6.1 INDEMNIFICATION OBLIGATIONS OF MPI AND BUFF. From and after the Effective Time, MPI and BUFF jointly and severally shall reimburse, indemnify and hold harmless each other and their representatives and agents (each such person and its or his heirs, executors, administrators, successors and assigns is referred to herein as an "Indemnified Party") against and in respect of:

         (a) Any and all damages, losses, settlement payments, deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by any Indemnified Party because of or that result from, relate to or arise out of the business, operations or assets of BUFF or MPI after the Effective Time or the actions or omissions of any officer, director, shareholder, employee or agent of BUFF or MPI after the Effective Time; and

         (b) Any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any Indemnified Party that relate to the business, operations or assets of BUFF or MPI in which the event giving rise thereto occurred after the Effective Time or which results from or arises out of any action or inaction after the Effective Time of BUFF or MPI or any director, officer, employee, agent, representative of BUFF or MPI; and

         (c) Any and all actions, suits, claims, proceedings, investigations, allegations, demands, assessments, audits, fines, judgments, costs and other expenses (including without limitation reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 6.2.

         6.2 PAYMENT OF INDEMNIFICATION OBLIGATIONS. Each party agrees to pay promptly to any other Indemnified Party the amount of all damages, losses, settlement payments, deficiencies, liabilities, costs, expenses, claims and other obligations to which the indemnity set forth in Section 6.1 relates. If all or part of any such obligation is not paid when due, then the indemnifying party shall also pay the indemnified party interest on the unpaid amount of the obligation for each day from the date the amount became due until payment in full, payable on demand, at the fluctuating rate per annum which at all times shall be four percentage points in excess of the "prime rate" identified in The Wall Street Journal as the base rate on corporate loans at large U.S. money center commercial banks.

         6.3 OTHER REMEDIES. The indemnification rights of any Indemnified Party under this Article VI are independent of and in addition to such rights and remedies as such indemnified party may have at law, in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement under or in connection with this Agreement, including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

                                   ARTICLE VII
                            TERMINATION AND AMENDMENT

         7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

         (a) by mutual consent of BUFF and MPI;

         (b) by either BUFF or MPI if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within 5 business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Exchange shall have become final and non-appealable; or

         (c) by either BUFF or MPI if the Exchange shall not have been consummated before May 20, 2000.

         7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either MPI or BUFF as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto. Except as provided in Section 6.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         7.3 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, provided no amendment shall be made which by law requires approval by the shareholders of any party without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time for a period of three years from the date of this Agreement.

         8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)  If to BUFF to
                              BUFFALO CAPITAL VIII, LTD.
                              7331 S. Meadow Court
                              Boulder, Colorado 80301
                              Attention: Grant Peck, President
                              Facsimile No.: 1-(508)302-1052

                      with a copy to

                              Frascona and Joiner, P.C.
                              4750 Table Mesa Dr.
                              Boulder, Colorado 80303
                              Attention: Gary S. Joiner, Esq.
                              Facsimile No.: (303) 494-6309

                      and

         (b)  if to MPI, to
                              Momentum Productions, Inc.
                              36 West 25th Street
                              2nd Floor
                              New York, New York 10001
                              Attention: Mitchell Maxwell, President
                              Facsimile No.: (212) 686-6755

         with a copy to

                              David Wagner & Associates, P.C.
                              Penthouse Suite
                              8400 East Prentice Ave.
                              Englewood, Colorado 80111
                              Attention: David J. Wagner, Esq.

         8.3 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

         8.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         8.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the BUFF Acquisition subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         8.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Colorado without regard to principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any Colorado state court or any federal court in the State of Colorado in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

         8.7 NO REMEDY IN CERTAIN CIRCUMSTANCES. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

         8.8 PUBLICITY. Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

         8.9 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that BUFF or MPI may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of such company. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         IN WITNESS WHEREOF, this Agreement has been signed by the parties set forth below as of the date set forth above.


                                            BUFFALO CAPITAL VIII, LTD.


                                            By: /s/ GRANT PECK
                                                --------------------------------
                                                Grant Peck
                                                President


                                            MOMENTUM PRODUCTIONS, INC.


                                            By: /s/ MITCHELL MAXWELL
                                                --------------------------------
                                                Mitchell Maxwell
                                                President


                                            MOMENTUM PRODUCTIONS, INC.
                                            SHAREHOLDERS:

                                            The Rockies Fund, Inc.


     /s/ NANNETTE GOLDBERG                  By /s/
---------------------------------------       ----------------------------------
         Nannette Goldberg                               Authorized Officer


    /s/ DAVID J. WAGNER                             /s/ STEVE GOODMAN
---------------------------------------       ----------------------------------
        David J. Wagner                                 Steve Goodman



    /s/ DEBBIE SUTZ                                 /s/ MARK BALSAM
---------------------------------------       ----------------------------------
        Debbie Sutz                                     Mark Balsam



    /s/ NANCY TICOTIN MAXWELL                       /s/ NEIL BERMAN
---------------------------------------       ----------------------------------
        Nancy Ticotin Maxwell                           Neil Berman



    /s/ ANTHONY R. RUSSO                            /s/ RICHARD BERNSTEIN
---------------------------------------       ----------------------------------
        Anthony R. Russo                                Richard Bernstein



    /s/ VICTORIA MAXWELL
---------------------------------------
        Victoria Maxwell